UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020 (October 5, 2020)

AJIA INNOGROUP HOLDINGS, LTD.
(Exact name of Registrant as specified in its charter)

Nevada	333-206450	82-1063313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

(702) 360-0652

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Complete Interim Review

On October 5, 2020, Ajia Innogroup Holdings, Inc. (the “Company”) filed its Annual Report on Form 10-K and accompanying financial statements and footnotes without the consent of Total Asia Associates PLT (“TAA”), the Company’s independent registered certified public accounting firm, and prior to the completion of their review of the financial statements as required by Regulation S-X as promulgated under the Securities Act of 1934. On October 7, 2020, the Board of Directors of the Company was notified by TAA of this non-compliance, and on November 13, 2020 the Board of Directors concluded that the financial statements for the years ended June 30, 2020 and 2019 should not be relied upon pending independent review of the financial statements by TAA.

As a result of the foregoing, the Company will amend and restate our financial statements for the year ended June 30, 2020, upon completion of TAA’s audit. The amended Form 10-K will be filed as soon as possible.

The Company’s management has discussed the matters disclosed in Item 4.02 of this Form 8-K with Total Asia Associates PLT.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 16, 2020	By:	/s/ Elaine Wan Yin Ling
Elaine Wan Yin Ling
	Title:	Director, Secretary and Treasurer

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